                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Mead Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

[MEAD LOGO]



The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463

March 10, 1998


To the Holders of Common Shares:



The Annual Meeting of Shareholders of The Mead Corporation will be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 23, 1998 at 11:00 a.m. Formal Notice of the Meeting and Proxy Statement accompany this letter.

A prompt execution and return of your proxy will both assure the presence of a quorum at the meeting and minimize the cost of the proxy solicitation. A postage paid envelope is enclosed for your convenience in replying.

Very truly yours,

/s/ Jerome F. Tatar

Jerome F. Tatar
Chairman of the Board

[MEAD LOGO]




Notice of Annual
Meeting Of Shareholders

The Mead Corporation
Mead World Headquarters                                Dayton, Ohio
Courthouse Plaza Northeast                             March 10, 1998
Dayton, Ohio 45463


To the Holders of Common Shares of
THE MEAD CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Mead Corporation will be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 23, 1998 at 11:00 a.m., for the following purposes:

   1.  To elect eleven directors for a term of one year;

   2. To transact such other business as may properly come before the meeting or any adjournment.

The close of business on February 24, 1998 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment. The stock transfer books will not be closed.

Please complete, sign, date and return the enclosed proxy promptly so that we may have the fullest expression possible of the wishes of the shareholders.

By order of the Board of Directors
Thomas E. Palmer
Secretary

[MEAD LOGO]



Proxy Statement
For 1998 Annual Meeting

The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463

March 10, 1998

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Mead Corporation ("Mead") of proxies to be used at the Annual Meeting of Shareholders to be held on April 23, 1998 and any adjournment. The close of business on February 24, 1998 has been fixed as the record date for the determination of the holders of Common Shares entitled to notice and to vote. There were outstanding on the record date 103,912,400 Common Shares.

The holders of Common Shares are entitled to one vote per share upon all matters set forth in the Notice of the Annual Meeting.

A shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by giving notice to Mead in writing or in open meeting, but without affecting any vote previously taken. Unless revoked, the shares represented by the proxy will be voted as stated in the proxy.

Election of Directors
Mead's Regulations provide for the annual election of directors. At the 1998 Annual Meeting, the terms of John C. Bogle, John G. Breen, William E. Hoglund, James G. Kaiser, Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Charles S. Mechem, Jr., Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson expire, and in accordance with a recommendation of the Board of Directors and its Nominating & Organization Committee, each of them will stand for re-election to a new one-year term expiring at the Annual Meeting in 1999.

Paul F. Miller, Jr., a member of the Board of Directors for 35 years, has reached retirement age for members of the Board and will retire from the Board on the date of the Annual Meeting.

The business experience and other information concerning the nominees for director are set forth on pages 3 through 6.

Directors are elected by a plurality of the votes cast. Abstentions and nonvotes are not considered. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the eleven nominees. The holders of the proxies may, in their discretion, vote for a substitute nominee(s) designated by the directors in the event that any nominee becomes unable to serve for any reason presently unknown. Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the Annual Meeting, that the shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of the notice is made upon the convening of the meeting by or on behalf of the shareholder giving the notice, then the directors will be elected by cumulative voting. In such event, each shareholder has the right to give one candidate a number of votes equal to the number of directors then being elected multiplied by the number of such shareholder's shares, or to distribute such shareholder's votes on the same principle among two or more candidates. In the event of cumulative voting for directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the proxyholders discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them in favor of any one or more of such nominees as the persons named in the enclosed proxy determine. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should specify the desire on the proxy card.

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 1999
--------------------------------------------------------------------------------

John C. Bogle            Mr. Bogle is Chairman of the Board of The Vanguard
                         Group of Investment Companies, and Chairman of the mutual funds in The Vanguard Group, Inc. since 1974.

                         Age:  68

                         Director Since:  1978

                         Committees:
                         Audit, Corporate Objectives, Executive, Finance, Nominating & Organization

                         Other Directorships:
                         The General Accident Group of Insurance Companies, Chris-Craft Industries, Inc., and National Constitution Center

John G. Breen            Mr. Breen is Chairman, Chief Executive Officer and a
                         Director of The Sherwin-Williams Company.

                         Age:  63

                         Director Since:  1986

                         Committees:
                         Compensation, Corporate Objectives, Executive, Finance, Nominating & Organization

                         Other Directorships:
                         National City Corporation, Parker-Hannifin Corporation and The Goodyear Tire & Rubber Company

William E. Hoglund       Mr. Hoglund retired as Director and Executive Vice
                         President, Corporate Affairs and Staff Support Group of
                         General Motors Corporation in January 1995. He was
                         Executive Vice President and Chief Financial Officer of
                         GM from April 1992 through November 1992.

                         Age:  63

                         Director Since:  1993

                         Committees:
                         Corporate Objectives, Corporate Responsibility, Executive, Finance, Nominating & Organization

                         Other Directorships:
                         Detroit Diesel Corporation, The Sloan Foundation (Trustee) and Capital Automative REIT

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 1999
--------------------------------------------------------------------------------

James G. Kaiser          Mr. Kaiser retired as President and Chief Executive
                         Officer of Quanterra Incorporated in 1996. Prior to that he was President and CEO of Enseco Incorporated from 1992 to 1994

                         Age:  55

                         Director Since:  1995

                         Committees:
                         Corporate Objectives, Corporate Responsibility, Finance, Nominating & Organization

                         Other Directorships:
                         The Stanley Works and The Sun Company

Robert J. Kohlhepp       Mr. Kohlhepp has been a Director of Cintas Corporation
                         since 1979 and Chief Executive Officer since 1995.
                         Prior to that he was President and Chief Operating
                         Officer from 1984 until 1995.

                         Age:  54

                         Director Since:  1998

John A. Krol             Mr. Krol has been Chairman of E.I. du Pont de Nemours
                         and Company since October 1997. He has been a Director since April 1992. He was Chief Executive Officer from
                         1995 through January 1998. He was Vice Chairman from
                         April 1992 through September 1995. He was President from 1995 through October 1997.

                         Age:  61

                         Director Since:  1994

                         Committees:
                         Corporate Objectives, Corporate Responsibility, Executive, Finance, Nominating & Organization

                         Other Directorships:
                         Armstrong World Industries, Inc. and J.P. Morgan

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 1999
--------------------------------------------------------------------------------

Susan J. Kropf           Ms. Kropf has been a Director of Avon Products, Inc.
                         since January 1998 and Executive Vice President and
                         President North America since March, 1997. Prior to that, she was Senior Vice President of Avon Products,
                         Inc. and President, New and Emerging Markets since July
                         1996. Prior to that, she was Senior Vice President -
                         Global Product and Business Development since 1994 to
                         July 1996. Prior to that, she was Group Vice President,
                         U.S. Product Marketing Group from 1992 to 1994.

                         Age: 49

                         Director Since: 1996

                         Committees:
                         Audit, Compensation, Corporate Objectives, Nominating & Organization

                         Other Directorships:
                         Green Point Financial Corporation

Charles S. Mechem, Jr.   Mr. Mechem is Chairman of Cincinnati Bell Inc. Prior to
                         that he was Commissioner of the LPGA from 1991 through 1995. He was also Chairman of United States Shoe
                         Corporation from April 1993 thru May 1995.

                         Age: 67

                         Director Since: 1976

                         Committees:
                         Compensation, Corporate Objectives, Finance, Nominating & Organization

                         Other Directorships:
                         Cincinnati Bell, Ohio National Life Insurance Company, J.M. Smucker Company, Star Banc Corporation, Star Bank, N.A., The Arnold Palmer Golf Company and Myers Y. Cooper Company

Lee J. Styslinger, Jr.   Mr. Styslinger is Chairman and a Director of ALTEC
                         Industries, Inc.

                         Age: 64

                         Director Since: 1992

                         Committees:
                         Audit, Compensation, Corporate Objectives, Executive, Nominating & Organization

                         Other Directorships:
                         Global Rental Company, Jemison Investment Company, Regions Financial Corporation and Southern Research Technology

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 1999
--------------------------------------------------------------------------------

Jerome F. Tatar          Mr. Tatar was elected Chairman of the Board, President
                         and Chief Executive Officer effective November 1, 1997.
                         Prior to that he was elected President and Chief
                         Operating Officer in April 1996. Prior to that he served as Vice President - Operating Officer since July
                         1994. Prior to that he was President of Mead Fine Paper
                         Division since 1987.

                         Age: 51

                         Director Since: 1996

                         Other Directorships:
                         Robbins & Myers Corporation

J. Lawrence Wilson       Mr. Wilson is Chairman of the Board, Chief Executive
                         Officer and a Director of Rohm and Hass Company since
                         1988.

                         Age: 62

                         Director Since: 1997

                         Committees:
                         Audit, Compensation, Corporate Objectives, Nominating & Organization

                         Other Directorships:
                         Cummins Engine Company and The Vanguard Group of Mutual Funds

Certain Information Concerning the Board of Directors

There were seven meetings of the Board of Directors during 1997. The seven standing committees of the Board and the number of meetings of each committee during 1997 follow:

                                   Number of
       Committee                   Meetings
       ---------                   --------
Audit                                 2
Compensation                          3
Corporate Objectives                  3
Corporate Responsibility              2
Executive                             0
Finance                               2
Nominating & Organization             2

The Chairman of the Board and Chief Executive Officer serves as an ex-officio, nonvoting member of all standing committees, other than the Executive Committee.

Duties and Members
Each standing committee of the Board of Directors is composed of directors who are not employed by Mead, except the Executive Committee. The duties and membership of each committee are as follows:

The Audit Committee recommends annually to the Board for its approval the engagement of the independent certified public accountants, verifies and assures their independence, reviews the professional services they provide, reviews the fees charged for audit and non-audit services, reviews the broad scope of the internal and external audit programs, and reviews with the independent certified public accountants, at the completion of their audit, Mead's financial statements and matters relating to the audit.

Members:  Styslinger (chair), Bogle, Kropf, Miller, Wilson

The Compensation Committee is charged with the broad responsibility for assuring that officers and key management personnel are effectively compensated in terms which are internally equitable and externally competitive. The Committee authorizes the compensation of officers and senior management and recommends to the Board the compensation of the Chairman of the Board and the President and reviews the salaries of other key executives, reviews executive compensation policies and recommends modifications in existing retirement or benefit plans. The Committee also approves grants under and administers Mead's stock option and restricted stock plans.

Members: Breen (chair), Kropf, Mechem, Styslinger, Wilson

The Corporate Objectives Committee is charged with reviewing Mead's objectives and strategies and evaluating management's recommendations for long-term growth and profitability. The Committee also makes appropriate recommendations to the full Board with regard to specific proposals by management of major strategic importance, including acquisitions. The Committee monitors growth programs to measure progress and reviews the potential impact of economic and technological trends on operations.

Members: Hoglund (chair), Bogle, Breen, Kaiser, Krol, Kropf, Mechem, Miller, Styslinger, Wilson

The Corporate Responsibility Committee is charged with questioning and evaluating Mead's plans and responses relating to changing needs and concerns of those major constituencies (both internal and external) which can be expected to judge Mead's behavior and social performance.

Members:  Krol (chair), Hoglund, Kaiser, Miller

The Executive Committee is empowered under Ohio law to exercise the full authority of the Board, except as to matters not delegable. However, in practice, there are no scheduled meetings of this Committee and such powers would be exercised only in special situations.

Members: Tatar (chair), Miller (vice chair), Bogle, Breen, Hoglund, Krol, Styslinger

The Finance Committee is charged with overseeing Mead's financial affairs and recommending those financial actions and policies that are most appropriate to accommodate Mead's strategic and operating strategies while maintaining a sound financial condition. The Committee reviews programs designed to inform, maintain and improve shareholder and financial community relations.

Members: Bogle (chair), Breen, Hoglund, Kaiser, Krol, Mechem, Miller

The Nominating & Organization Committee has as its principal concerns the nomination of candidates to the Board, the development of criteria and evaluation of the performance of the Chief Executive Officer, organizational development, and review of shareholder proposals and suggestions. The Committee also furnishes its evaluation of the Chief Executive Officer to the Compensation Committee and reviews the compensation set by the Compensation Committee to ensure it appropriately relates to shareholder value.

Members: Miller (chair), Bogle, Breen, Hoglund, Kaiser, Krol, Kropf, Mechem,
         Styslinger, Wilson

Mead's Regulations require nominations for the Board from any shareholder to be delivered not less than 50 nor more than 75 days prior to the meeting of the shareholders to which the nomination relates, and to contain specified information about the nominee and the shareholder making the nomination. In addition to any nominations made under Mead's Regulations, the Nominating & Organization Committee will consider other suggestions for nominations to the Board as may be offered by shareholders. Such suggestions for nominations should be submitted to Thomas E. Palmer, Secretary. Directors are selected on the basis of recognized achievements and their ability to bring essential skills and experience to the deliberations of the Board.

Directors who are not employees receive $20,500 annually for services as a director and $1,200 per meeting for attendance at meetings of the Board and its committees. Directors who are Mead employees are not compensated for their services as directors. In 1997, each director other than Mr. Krol attended 75% or more of the Board and committee meetings.

Mead has a deferred compensation plan for non-employee directors pursuant to which receipt of compensation for Board service, together with a credited return thereon, may be deferred until after termination of service.

In 1987, Mead adopted a Restricted Stock Plan ("Plan") under which directors who were not employees or officers of Mead received grants of Common Shares with a market value of $37,500 at five-year intervals. Grants were made in January 1988 and January 1993. A pro rata portion of $37,500 was granted to such directors who were elected during the five-year period. The shares were subject to forfeiture if the director left Mead within five years, unless the director left as a result of death, disability or normal retirement (in which event, all restrictions lapsed with respect to a pro rata portion of the restricted shares). Additionally, all rights to the shares would vest upon the occurrence of certain "change in control" events. The Plan was amended in 1996 to eliminate future multi-year grants and provide for annual grants of $7,500 commencing in 1998. The Plan was also amended by shareholders in 1996 to provide for an automatic annual grant to non-employee directors in an amount calculated by a formula which equaled $5,085 in 1997. The Plan also permits directors under certain conditions to defer a portion of their cash retainer in the form of restricted shares.

The 1996 Stock Option Plan approved by shareholders provides for automatic grants of non-qualified options to non-employee directors calculated by a formula. Each non-employee director as of January 3, 1997 received a grant of options to purchase 620 shares for an aggregate exercise price of $18,115 (the market value on the date of grant).

Securities Ownership
Set forth in the following table is information as of January 23, 1998 with respect to the number of Common Shares beneficially owned by each director, each of the named executive officers, and by all directors and executive officers as a group.

A person is considered to "beneficially own" any shares: (i) over which the person exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (e.g., through the exercise of stock options).

Unless otherwise indicated, voting and investment power is exercised solely by the beneficial owner or is shared with such owner's spouse or children.

                        Ownership of Mead Common Shares
                        -------------------------------
                           as of January 23, 1998/(1)/

                                                    Number Beneficially
                                                      Owned Including
                                                       Option Shares
                                                         Which May
Name of                                                 be Acquired
Beneficial Owner                  Option Shares     Within 60 Days/(1)/
----------------                  -------------     -------------------
John C. Bogle..................        1,880               10,034
John G. Breen..................        1,880               10,034
William R. Graber..............      117,122              122,075
William E. Hoglund.............        1,880                8,086
James G. Kaiser................        1,880                4,008
Elias M. Karter................      217,170              226,247
John A. Krol...................        1,880                3,783
Susan J. Kropf.................        1,880                4,641
Raymond W. Lane................      183,600              209,637
Charles S. Mechem, Jr..........        1,880               12,697
Paul F. Miller, Jr.............        1,880               32,934
Thomas E. Palmer...............      131,012              141,581
Lee J. Styslinger, Jr..........        1,880               45,774
Jerome F. Tatar................      330,970              296,215
J. Lawrence Wilson.............        1,260                3,626

----------------------

All directors, nominees
and executive officers as
a group (18 persons)...........    1,236,514            1,397,393

----------------------

(1) Includes restricted shares granted under Mead's Restricted Stock Plan, and shares held in the named executive's common stock account as of December 31, 1997, in the Mead Salaried Savings Plan. The named executives may vote and direct the disposition of shares in their account, except with respect to disposition to the extent such shares constitute Mead matching shares.

As of January 23, 1998, the number of shares beneficially owned (excluding option shares which may be acquired within 60 days) (i) by the directors and executive officers as a group was less than 1% of outstanding, and (ii) by all directors and executive officers individually, less than 1% of outstanding.

The following table sets forth certain information with respect to persons known to Mead to be beneficial owners of more than five percent of the outstanding Common Shares:

                                                                                         Percent of Common
                                                     Number of Common Shares             Shares Outstanding
Name and Address of Beneficial Owners                  Beneficially Owned              as of February 4, 1998
-------------------------------------                -----------------------          ----------------------
Sanford C. Bernstein & Co., Inc.,                           6,292,943                         6.0%(1)
  767 Fifth Avenue, New York, New York 10153
------------------------------------
(1)  Source:  Schedule 13G dated February 4, 1998, filed by beneficial owner with SEC.

Report of Compensation Committee on Executive Compensation

The Compensation Committee is comprised of five Directors of the Board who are not employees of the company. This Committee is responsible for setting competitive compensation structures and approving payout levels for officers and senior management.

Mr. Tatar, Chairman of the Board, President and Chief Executive Officer, serves as an ex-officio, nonvoting member of the Board's standing committees, including the Compensation Committee. He was not present during any discussion of his compensation.

Mead's executive compensation structure is based on competitiveness within Mead's business environment. The actual compensation levels delivered to executives are designed to directly link to the financial performance of the company; align the interests of the executives with company performance, thus increasing shareholder value; to attract, retain and motivate executive talent; and provide a balanced total compensation package that recognizes the individual contributions of the executive and the business results of the company.

Base Pay
--------

Salary range midpoints are set to approximate those midpoints of industrial companies of similar size to Mead, as annually reported in the Hay Industrial Management USA survey, representing 371 parent organizations and 552 independent operating units of all types of industrial employers in the United States (the "Hay Competition"). Around these midpoints for each salary grade is an established salary range, characterized by a defined minimum and maximum.

Actual salaries paid to executives are targeted to be competitive with the average salaries for that same survey group, with a particular comparison to a selected group of Forest Product company competitive peers. These peers (the "FP Peers") are Boise Cascade Corporation, Champion International Corporation, Consolidated Paper Corporation, Georgia-Pacific Corporation,

International Paper Company, Potlatch Corporation, Stone Container Corporation, Temple-Inland Inc., Union Camp Corporation, Westvaco Corporation, Weyerhaeuser Company, and Willamette Industries, Inc.

Salary increases for the executive group as a whole are determined primarily by a review of Mead's competitive position relative to the Hay Competition, and an assessment of competitive salary increase movement for the upcoming year. The salary increase for each named executive officer is determined by individual performance, influenced to a minor degree by that individual's position in the salary range. A fundamental basis of Mead's compensation philosophy is to deliver moderate salary increases, in favor of incentive payouts that reward for the performance of the company and the contribution of the executive.

Mr. Tatar's 1997 salary reflects his promotion to Chairman and Chief Executive Officer.

The salaries of the other named executives remain well below the Mead midpoint for their respective grades, and also lag the Hay Competition.

Annual Incentives
-----------------

Annual incentive targets are set at levels that achieve a combined salary midpoint plus incentive target that equals actual competitive average base salaries plus annual bonuses, as determined by an analysis of the total cash compensation paid by the Hay Competition.

Actual incentive payouts are determined under Mead's Corporate Annual Incentive Plan which is funded by a comparison of Mead Return on Total Capital ("ROTC") to both the FP Peers (as measured in the Value Line Report) and also to the Value Line Industrial Composite (the "Industrial Composite"), representing approximately 750 major industrial, retail and transportation companies that account for about 80% of the income earned by all U.S. nonfinancial corporations. The Mead ROTC comparison to the ROTC of each of the FP Peers and the Industrial Composite is weighted equally.

Mead's financial performance for 1997 declined from 1996 levels due to continued poor market prices, but reflected strong operational performance. For incentive purposes, Mead's 1997 operating ROTC of 5.9% resulted in annual incentives for all named executives, including Mr. Tatar, that were below target levels.

For 1998, the Committee modified the formula for determination of the annual incentive award to include a factor that compares Mead ROTC to the company's cost of capital, to forge a link between the executive's incentive and the financial return realized by shareholders. This factor replaces the comparison of Mead ROTC to the return of the Industrial Composite.

Long-Term Incentives
--------------------

The Compensation Committee believes that a significant portion of senior executive compensation must reflect the desire for sustained operational excellence, reward competitive long-term financial results, and be linked to the returns realized by shareholders. Thus, a major portion of the compensation package reflects awards for long-term results. Mead's long-term compensation is delivered in three plans:

     1.   Performance Unit Plan
     2.   Restricted Stock Plan
     3.   Stock Option Plan

The Corporate Long-Term Incentive Plan (the "LTIP") is a performance unit plan that provides incentive awards for attaining acceptable ROTC while growing productive capital. The plan provides significant financial reward when the return to shareowners exceeds Mead's cost of capital, particularly when management is growing Mead's business.

The payout is based on these two components, further adjusted by the Competitive Industry Factor: the formula involving competitive ROTC performance including the FP Peers and the Industrial Composite.

The current plan measured business results over a 2-year period: capital growth over the period 1996 through 1997, and the ROTC achieved in 1997. The resulting payout to executives determined by the plan was so significantly below target payout that the Committee determined that a zero payout was most appropriate. No participants, including Mr. Tatar, received any long term incentive award.

For 1998, the Committee approved a change in Mead's Corporate Long Term Incentive Plan to reflect a direct measure of shareholder value to determine the level of long term incentive payout: Mead's two-year Total Shareholder Return (share appreciation plus dividend reinvestment) is compared to two external measures, the Total Shareholder Return (TSR) of the S&P 500 and the TSR of the FP Peers, described above. Payout will be totally delivered as restricted stock.

Restricted stock with a minimum of six-month restrictions may be granted to encourage retention of key executives, or in lieu of payment of cash incentives, or for any other reason consistent with the purposes of Mead's Restricted Stock Plan. Restricted shares are granted at market prices. No restricted stock was granted to named executives in 1997.

Stock option grants are based on competitive practices of the Hay Competition (rather than Mead's past corporate performance), are granted at market price and cannot be exercised for one year. The objective of stock option grants is to incent future company performance, rather than to reward for past contribution. Mead also believes that granting stock options to senior management further aligns their interests with shareholders.

The size of annual option grants is based on the grade level of each recipient. Generally, the number of options granted increases approximately 30% with each grade level increase. Significant discretionary adjustments (plus or minus 30%) are made to grants to recognize the future potential of the individual.

For 1997, Mr. Tatar received a grant of 146,300 stock options, which the Compensation Committee believed appropriate with respect to the size of competitive grants for Mr. Tatar's grade level. This includes a grant of 50,000 options associated with Mr. Tatar's promotion to Chairman and Chief Executive Officer.

Stock Ownership Guidelines
--------------------------

It is felt that executives are more significant contributors to the success of the business if they have a significant ownership position in the organization. The Compensation Committee feels that the design of Mead's executive compensation plans deliver adequate opportunity for each executive to acquire Mead shares. For the named executive officers, the company has established guidelines that define a level of stock ownership that each executive is expected to achieve and maintain.

The 1996 Stock Option Plan includes a strategic feature that will enhance executive stock ownership: a provision of the new plan provides Reload Stock Options, to be granted only to each executive who, upon exercising Incentive Stock Options, purchased and held shares. The Reload Stock Option is exercisable if the underlying shares from the Incentive Stock Option exercise are held for a minimum of three years.

Compensation Deferral Opportunities
-----------------------------------

Mead maintains the Executive Capital Accumulation Plan (the "ExCAP") to provide executives with the opportunity to elect deferrals of earned compensation: base salary, annual incentive payout and long-term incentive payout (cash portions only). In addition, the plan provides for 401(k) contributions above the qualified plan limit to be placed in the same non-qualified account, along with a company match that is determined by the 401(k) formula.

Funds deferred are credited at a rate set by one of several market-driven investment indices offered by the company. Payment of those amounts deferred commence in accordance with the executive's deferral election, and generally start at retirement or termination, or on a fixed date.

For 1997, all named executives elected to participate through compensation deferrals and/or the 401(k) Top-Up.

Deductibility of Executive Compensation
---------------------------------------

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation over one million dollars paid to the company's Chief Executive Officer and to the four other most highly compensated executive officers. For 1997, Mr. Tatar's compensation did not exceed one million dollars.

Summary
-------

The Mead compensation program delivered as the mix of compensation elements (base pay, annual incentives, long term incentives and deferral opportunities) is an effective tool in supporting executive excellence. Mead's financial results decreased in 1997; resulting in Mead's 1997 returns that surpass the return of the FP Peers, but lag the Industrial Composite return.

The Compensation Committee remains confident that these elements of the executive compensation program are key in rewarding executives who contribute to the success of the company and in the demonstrated increase in shareholder value.

               Compensation Committee members:
               John G. Breen (chair)
               Susan J. Kropf
               Charles S. Mechem, Jr.
               Lee J. Styslinger, Jr.
               J. Lawrence Wilson

               Jerome F. Tatar (ex-officio, nonvoting member)

Compensation Tables
The compensation for services performed during the fiscal years ended December 31, 1995, 1996 and 1997 for Mr. Tatar, each of the other four most highly compensated executive officers and Mr. Steven C. Mason (who retired effective November 1, 1997) is as follows. No stock appreciation rights were issued to the named executives during 1995-1997.

                          SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                    -------------------------------------------------------------
                              Annual Compensation                     Awards                 Payouts
                ------------------------------------------------    -------------------------------------------------------------

                                                     Other
Name                                                 Annual         Restricted      Securities                        All Other
and                                                  Compen-        Stock           Underlying        LTIP            Compen-
Principal                                            sation/(2)/    Award(s)/(3)/   Options/          Payouts         sation/(5)/
Position        Year    Salary($)    Bonus($)/(1)/   ($)            ($)             SARs(#)/(4)(6)/   ($)             ($)
--------        ----    ---------    --------        -----------    ------------    -------           -------         -----------
Jerome F.       1997    $499,174     $382,100          $14,192             $0       146,300                 $0          $27,995
Tatar,          1996     382,529      285,000            2,571         67,300        73,570             67,300           21,321
Chairman,       1995     261,344      219,700                0              0        21,400            296,100           12,760
President
and CEO

Eli M.          1997    $359,024     $201,800          $71,444             $0        59,570                 $0          $21,159
Karter,         1996     331,997      200,000           55,434         51,900        49,700             51,900           20,932
Exec. VP        1995     292,980      219,700           64,743              0        21,400            296,100           16,871

Raymond         1997    $349,800     $212,200          $16,028             $0        50,000                 $0          $18,630
W. Lane,        1996     309,690      200,000            4,683         51,900        44,474             51,900           18,007
Exec. VP        1995     252,504      219,700              641              0        21,400            296,100           13,722

Thomas E.       1997    $300,216     $141,800               $0             $0        30,000                 $0          $17,552
Palmer,         1996     280,140      150,000              531         41,850        27,992             41,850           18,399
VP/GC           1995     259,256      198,300                0              0        21,400            266,700            5,392
and
Secretary

William R.      1997    $277,710     $141,800          $30,466             $0        32,262                 $0          $16,538
Graber,         1996     253,488      150,000           29,416         41,850        28,000             41,850           16,073
VP/CFO          1995     230,760      198,300           13,462              0        21,400            266,700           12,176

Steven C.       1997    $615,000     $423,100         $413,715             $0       179,136                 $0          $46,934
Mason,          1996     680,834      475,000          206,942              0       103,210            301,400           47,721
retired         1995     635,004      875,000           85,123              0       140,000            498,400           46,564
CEO

---------------
(footnotes on following page)

(1) Bonuses are earned in the year specified and paid in the following year. Cash bonuses for 1997 consist of payments under the Corporate Annual Incentive Plan.

(2) Consists solely of interest on deferred compensation in excess of the applicable federal rate. Mead owns life insurance on the lives of employees participating in this deferred compensation program which supports the interest rates used.

(3) Restricted stock holdings at December 31, 1997: Mr. Tatar, 1,022 shares ($28,616 value); Mr. Karter, 1,126 shares ($31,528 value); Mr. Lane, 1,022 shares ($28,616 value); Mr. Palmer 1,126 shares ($31,528 value) and Mr. Graber, 1,126 shares ($31,528 value). Dividends are paid on restricted stock in the same manner and amount as paid on Mead's common shares. The value of the restricted stock for purposes of the table is based on closing market prices on the date of the grant; however, for purposes of this footnote (3), it is based on closing market prices at December 31, 1997.

(4) Includes options transferred to family members and "reload options" granted for ISO exercises and stock held in 1996 and 1997.

(5) Amounts consist solely of executive life insurance premiums paid by Mead and matching contributions by Mead to qualified and non-qualified savings plans.

(6) Numbers adjusted to give retroactive effect resulting from a two-for-one stock split distributed December 1, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows, for the named executive officers, additional information about option grants during the fiscal year ended December 31, 1997. No stock appreciation rights were granted in 1997.

           Individual Grants
---------------------------------------------------
                                   Percent of                              Potential
                 Number of         Total                                   Realizable Value at
                 Securities        Options/                                Assumed Annual
                 Underlying        SARs                                    Rates of Stock Price
                 Options/          Granted to  Exercise                    Appreciation/(2)/
                 SARs              Employees   or Base      Expira-        for Option Term
                 Granted/(1)(4)/   in Fiscal   Price/(4)/   tion      ----------------------------------------
Name             (#)               Year        ($/Sh)       Date      0%($)          5%($)             10%($)
----             -------------     ---------   --------     --------  -----       ----------        ----------
Jerome F. Tatar         96,300       5.08%     $29.6250     02/26/07    $0        $1,794,166        $4,546,768
                        50,000       2.64%      30.9375     10/31/07     0           972,821         2,465,320
Eli M. Karter           50,000       2.64%      29.6250     02/26/07     0           931,550         2,360,731
                         2,060       0.11%      31.9375     06/25/07     0            41,376           104,854
                         7,510       0.40%      30.9375     10/31/07     0           146,178           370,291
Raymond W. Lane         50,000       2.64%      29.6250     02/26/07     0           931,550         2,360,731
Thomas E. Palmer        30,000       1.58%      29.6250     02/26/07     0           558,930         1,416,439
William R. Graber       30,000       1.58%      29.6250     02/26/07     0           558,930         1,416,439
                         2,262       0.12%      31.9375     06/25/07     0            45,433           115,136
Steven C. Mason        140,000       7.39%      29.6250     02/26/07     0         2,608,340         6,610,047
                        39,136       2.06%      30.9375     10/31/07     0           761,447         1,929,656
--------------------------------------------------------------------------------------------------------------
                                                                       0%/(3)/          5%/(3)/         10%/(3)/
                                                                       ------           ------          -------
Assumed Stock Price                                                  $29.6250        $48.26          $76.84
Market Value of All Shareholdings                                    $3.09 billion   $5.03 billion   $8.01 billion
Named Executives Percentage                                                          0.48%           0.48%

(1) Options are granted with terms of ten years and may be exercised beginning one year or three years after date of grant, depending on the terms of the option. Limited Rights (described on page 26) have been granted to each of the named executive officers in an amount equal to the stock options granted. The holders of stock options may under certain conditions pay withholding taxes due upon the exercise of stock options using shares issued upon such exercise. Also, reload option rights were included with the grant of incentive stock options (3,374 shares were granted to each named executive officer as an incentive stock option in 1997). Reload options include an option price which is the fair market value as of the date of exercise (not grant) of the original option, and is not exercisable unless the shares purchased upon exercise of the original option are owned for at least three years.

(2) The dollar amounts under the 5% and 10% columns are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Mead's stock.

(3) At an assumed 5% stock price appreciation over a ten-year period, Mead's stock price would increase from $29.6250 per share (the market price on the grant date) to $48.26 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase from $3.09 billion to $5.03 billion. At an assumed 10% stock price appreciation over a ten-year period, Mead's stock price would increase from $29.6250 per share to $76.84 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase to $8.01 billion. The named executives would receive only 0.48% of any such increase in market value.

(4) Numbers adjusted to give retroactive effect resulting from a two-for-one stock split distributed December 1, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

The following table shows information about stock option exercises during 1997 and unexercised stock options at year end 1997 for the named executive officers. No stock appreciation rights were granted or exercised in 1997.

                                                               Number of
                                                               Securities            Value of
                                                               Underlying            Unexercised
                                                               Unexercised           In-the-Money
                                                               Options/SARs at       Options/SARs at
                                                               FY-End(#)/(3)//(4)/   FY-End ($)/(2)//(4)/
                Shares
                Acquired                                       Exercisable/          Exercisable/
Name            On Exercise(#)/(3)/   Value Realized($)/(1)/   Unexercisable         Unexercisable
----            -----------------     --------------------     -------------         ------------
Jerome F. Tatar       6,300             $91,350.00             173,100/157,870       $745,171/28,563
                      3,490              59,221.11
Eli M. Karter         2,060              31,479.00              147,900/69,270        707,928/14,072
                      5,940              73,878.75
                      7,200             107,550.00
                      8,700             138,384.81
                      7,510             166,746.03
                     10,490             234,713.75
Raymond W. Lane       4,800              71,700.00              129,126/54,474        541,977/11,045
                      1,200              17,925.00
                      2,000              28,062.60
                      2,400              47,700.00
Thomas E. Palmer        -0-                    -0-               95,020/35,992         407,000/9,114
William R. Graber       262               3,979.13               78,860/38,262        284,940/14,812
                      3,138              48,736.91
                      5,540              73,058.75
                      2,000              25,687.60
Steven C. Mason      23,940             448,501.54             569,724/192,346          2,794,087/-0-
                      6,060             116,276.25
                      4,800              74,550.24
                      6,300             128,953.44
                     62,490           1,435,320.31
                      5,460              98,109.65
                      4,596              66,785.85
                      4,474              62,356.37
                      3,678              33,447.00
                      3,768              36,738.00

-----------------------------

(1) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the date of exercise and the grant price of the stock option.

(2) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the last trading day of 1997 and the grant price of the stock option.

(3) Numbers adjusted to give retroactive effect resulting from a two-for-one stock split distributed December 1, 1997.

(4)  Includes options transferred to family members.

                      LONG-TERM INCENTIVE PLANS - AWARDS
                              IN LAST FISCAL YEAR


The following table shows, for the named executive officers, additional information about the LTIP plan eligibility for the performance period that commenced in 1997.



                                              Performance or             Estimated Future Payouts
                            Number of          Other Period                  Under Non-Stock
                             Shares,               Until                   Price - Based Plans
                            Units or          Maturation/(1)/        --------------------------------
Name                     Other Rights(#)         or Payout           Threshold($)  Target($)     Maximum($)
----                     ---------------    -------------------      ------------  ----------   ------------
Jerome F. Tatar             658,500          1/1/97 to 12/31/98           $0        $658,500    $1,317,000
Eli M. Karter               282,700          1/1/97 to 12/31/98            0         282,700       565,400
Raymond W. Lane             282,700          1/1/97 to 12/31/98            0         282,700       565,400
Thomas E. Palmer            191,000          1/1/97 to 12/31/98            0         191,000       382,000
William R. Graber           191,000          1/1/97 to 12/31/98            0         191,000       382,000

----------------------

(1) Plan based on Mead's two-year Total Shareholder Return (share price growth plus dividends reinvested) versus the Total Shareholder Return - TSR - of the S&P 500 Index and Mead's TSR ranking within the selected Forest Products peer group. The TSR performance period is from December 31, 1996 to December 31, 1998.

                               PERFORMANCE GRAPH

The following performance graph compares Mead's cumulative total shareholder return over a five year period, assuming $100 invested at December 31, 1992 in Mead common stock, in the S&P 500 Index and in the S&P Paper and Forest Products Composite Index. The information on these indices has been provided by Standard & Poor's Corporation. Shareholder return is based on increases in share price and dividends paid, assuming reinvestment of dividends.


                             THE MEAD CORPORATION
                      CUMULATIVE TOTAL RETURN: 1992-1997

                             [GRAPH APPEARS HERE]


Measurement Period           Mead           S&P          S&P Paper
(Fiscal Year Covered)        Corporation    500 INDEX    & F.P.
Measurement Pd-

FYE 12/31/92                 $100.00        $100.00      $100.00
FYE 12/31/93                  120.30         110.08       110.21
FYE 12/31/94                  132.83         111.53       114.84
FYE 12/31/95                  145.56         153.45       126.44
FYE 12/31/96                  165.43         188.68       139.86
FYE 12/31/97                  162.47         251.63       149.97


                                             YEAR
                    1992     1993      1994      1995      1996      1997
Mead                 100    120.30    132.83    145.56    165.43    162.47
S&P 500              100    110.08    111.53    153.45    188.68    251.63
S&P Paper & F.P.     100    110.21    114.84    126.44    139.86    149.97

Assumes $100 invested on December 31, 1992 in Mead common stock, S&P index, and S&P Forest Products Index. Assumes reinvestment of dividends.

Retirement Plans
All salaried employees of Mead are participants in Mead's non-contributory retirement plan which provides retirement income based upon years of employment and average annual earnings for the five highest years during the last eleven years of employment. Benefits under the retirement plan become vested after five years.

The named executives have the years of credited service indicated: Mr. Tatar, 23; Mr. Karter, 15; Mr. Lane, 22; Mr. Palmer, 5; Mr. Graber, 5. Earnings used for calculation of retirement income for the named executives are salary, bonus and incentive compensation (other than long-term incentive payments) paid as described in the Summary Compensation Table. The benefits payable under Mead's plan are reduced by one-half of the primary Social Security benefit.

Under the Employee Retirement Income Security Act, an individual's normal annual benefit from a qualified retirement plan such as Mead's may not exceed specified limits. To the extent that the amounts calculated under Mead's non-contributory retirement plan exceed such limits, Mead pays the excess under an unfunded excess benefit plan.

Mead also maintains an unfunded supplemental retirement plan for senior level management personnel who become eligible to participate in the plan after they have completed three years of employment in a qualified job classification. The plan provides annual retirement benefits for 55% of a participant's final average earnings (earnings include bonuses and incentive compensation other than long-term incentive payments, but may not exceed two times base compensation for any year) for the three highest years during the last eleven years of employment, less benefits received from other pension plans of Mead and from pension plans of previous employers. Benefits are also reduced by one-half of a participant's primary Social Security Benefit. A participant may receive full benefits under this plan after he attains age 62. Messrs. Tatar, Karter, Lane, Palmer and Graber are currently eligible to participate in this plan.

The approximate annual benefits, on a straight life annuity basis, payable to the named executive officers under the retirement plan, the excess and supplemental retirement plans, based on compensation levels to date and assuming retirement at age 62, calculated prior to the offsets described above, are as follows: Mr. Tatar, $313,294; Mr. Karter, $271,933; Mr. Lane, $264,678; Mr.
Palmer, $236,090 and Mr. Graber, $220,127.

The lump sum amount paid, payable or accrued in 1997 under the retirement plan, the excess and supplemental retirement plans for Mr. Steven C. Mason was $7,908,876.

Benefit Trust
A Benefit Trust has been established to preserve the benefits earned under Mead's unfunded supplemental retirement plan, incentive compensation election plan, the deferred compensation plan for directors, the former directors retirement plan, the excess earnings benefit plan, the directors capital accumulation plan, the executive capital accumulation plan, and the Section 415 excess benefit plan (the "Plans") in the event of a change in control. Upon the occurrence of any potential change in control, as defined in the Benefit Trust, Mead will be obligated to contribute an amount of cash and other property to the Benefit Trust which is intended to be sufficient to pay, in accordance with the terms of the Plans, the benefits authorized under such Plans and certain related expenses. If the funds in the Benefit Trust are insufficient for any reason to pay amounts due under the Plans, Mead will remain obligated to pay any such deficiency.

Termination Arrangements
General Severance Program. Mead has formalized a company-wide severance program for its salaried employees who are involuntarily terminated. The basic program provides severance pay in a lump sum equal to one week's salary for each full year of service plus an additional week for each $20,000 of base salary (or increment thereof) subject to enhancement following a change in control. Medical, dental and life insurance coverages will be provided for a period of time equal to the number of weeks of severance, provided certain conditions are met. The maximum period for severance pay, depending on the salary level of the employee, will be limited to either 52 or 26 weeks. Based on current compensation, if the individuals named in the Summary Compensation Table had been terminated on December 31, 1997, the amounts payable to each of them would have been as follows: Mr. Tatar, $700,000; Mr. Karter, $238,970; Mr. Lane, $274,153; Mr. Palmer, $122,738 and Mr. Graber, $108,240.

Severance Agreements. Mead has in place severance agreements with executive officers and other key executives (collectively, the "Key Executives"). The severance agreements provide for the payment of certain benefits to a Key Executive (in lieu of amounts payable under the general severance program) if employment is terminated by Mead other than for "cause," or on account of death, disability or normal retirement, within two years after a "change in control" of Mead, or if employment is terminated by the Key Executive for "good reason" within such period, as such terms are defined in the respective severance agreements. In general, under such circumstances, the Key Executive is entitled to a cash payment of two times the sum of (i) the Key Executive's then current annual base salary, and (ii) the greater of the Key Executive's current target incentive under Mead's incentive plans or his most recent annual award thereunder. Based on levels of compensation as of December 31, 1997, if the individuals named in the Summary Compensation Table had been terminated on such date, the amounts payable to each of them would have been as follows: Mr. Tatar, $3,317,000; Mr. Karter, $1,785,568; Mr. Lane, $1,767,400; Mr. Palmer,
$1,337,448 and Mr. Graber, $1,292,448.

The severance agreements also provide for (i) the cancellation of all outstanding stock options granted to the Key Executive under any stock option plan of Mead in consideration for a cash payment equal to the number of shares covered by the option multiplied by the difference between the exercise price per share and the higher of (a) the reported closing price per share on the date of the Key Executive's termination or (b) the highest price paid per share in connection with any change in control; (ii) a continuation of benefits under Mead's life insurance, medical and dental plans (or substantially similar benefits); and (iii) out placement counseling. If the aggregate severance benefits to any executive would be subject to an excise tax under the Internal Revenue Code, the actual benefits will be reduced to the extent necessary to avoid the imposition of the excise tax.

Limited Stock Appreciation Rights
Mead's stock option plans authorize the Compensation Committee to grant limited stock appreciation rights ("Limited Rights") with respect to all or any portion of the shares covered by options. The Committee may grant Limited Rights simultaneously with the grant of an option or at any time during their respective terms. Limited Rights have been granted to all named executive officers in an amount equal to stock options granted. In general, Limited Rights are exercisable only after certain events which constitute a change in control of Mead. Upon the exercise of a Limited Right, an optionee will receive an amount in cash equal to the difference between (1) the exercise price per share of the option to which the Limited Right relates, and (2) a price which in general represents the value placed upon a Common Share in the change in control situation. When Limited Rights are exercised, the options to which they relate will cease to be exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons after inquiry, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 1997.

Compensation Committee Interlocks and Insider Participation
The members of the Board's Compensation Committee are Messrs. Breen, Mechem, Styslinger, Wilson and Ms. Kropf. In addition, Mr. Tatar, Mead's Chairman, Chief Executive Officer and President, is an ex-officio nonvoting member of the Board's standing committees, including the Compensation Committee (although Mr. Tatar did not participate in any Compensation Committee discussions regarding his compensation). Mr. Palmer, Mead's Vice President, General Counsel and Secretary, is the nonvoting Secretary of the Committee, but is not a member of the Committee.

Except as described above, none of the members of the Compensation Committee are or were an officer or employee of Mead, or have any relationship requiring disclosure under the federal securities rules.

Other Business
The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting it is intended that the holders of proxies will vote thereon in their discretion.

Independent Public Accountants
The independent certified public accounting firm of Deloitte & Touche LLP has been appointed by the Board of Directors to serve as independent public accountants for Mead and its subsidiaries for the fiscal year ending December 31, 1998. Deloitte & Touche LLP served in such capacity for the fiscal year ended December 31, 1997. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Shareholder Proposals
Any proposal by a shareholder intended for inclusion in Mead's proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders must be received by Mead at Courthouse Plaza Northeast, Dayton, Ohio 45463, Attention: Thomas E. Palmer, Secretary, on or before November 19, 1998 in order to be eligible for such inclusion.

Solicitation of Proxies
The entire cost of solicitation will be borne by Mead. In addition to the use of the mails, proxy solicitations may be made by officers and employees of Mead, personally or by telephone and telegram. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Mead has retained Kissel-Blake Inc. to aid in the solicitation of proxies, for which Mead will pay an estimated $12,500. In addition, Mead will reimburse Kissel-Blake Inc., banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

By order of the Board of Directors
Jerome F. Tatar
Chairman of the Board



Printed on [50# New Era Matte]

                             THE MEAD CORPORATION

                Annual Meeting of Shareholders, April 23, 1998

     The undersigned holder(s) of Common Shares of THE MEAD CORPORATION, an Ohio corporation (hereinafter referred as the "Company"), hereby appoints Charles S. Mechem, Jr., Thomas E. Palmer and Jerome F. Tatar, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares of the undersigned entitled to vote at the Annual Meeting of the Company to be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio on Thursday, April 23, 1998 at 11:00 a.m. and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS. IN THE EVENT OF CUMULATIVE VOTING FOR DIRECTORS, EXCEPT AS OTHERWISE INDICATED BY THE UNDERSIGNED, A VOTE FOR THE NOMINEES LISTED HEREIN WILL GIVE THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND TO ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES, AS THE PROXYHOLDERS DETERMINE.

            (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)

                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

                     THE DIRECTORS OF THE MEAD CORPORATION
                             INVITE YOU TO ATTEND
                    THE 1998 ANNUAL MEETING OF SHAREHOLDERS

               PLEASE NOTE THE RETURN OF THE MORNING TIMEFRAME:
                    THURSDAY, APRIL 23, 1998 AT 11:00 A.M.
                 SINCLAIR COMMUNITY COLLEGE, BLAIR AUDITORIUM
                                 DAYTON, OHIO

                                JEROME F. TATAR
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER & PRESIDENT





     Please mark
[x]  votes as in
     this example


            -------------------------------------------------------
            The Board recommends a vote FOR the following proposal.
            -------------------------------------------------------

1. Election of Directors to serve until the Annual Meeting in the year 1999.
    Nominees:  John C. Bogle, John G. Breen, William E. Hoglund, James G.
               Kaiser, Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Charles
               S. Mechem, Jr., Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson


                  FOR            WITHHELD
                  ALL            FROM ALL
               NOMINEES          NOMINEES
                 [_]               [_]



                                                                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING [_]

[_]______________________________________                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]
   For all nominees except as noted above

                                                                        Receipt is acknowledged of Notice of the Annual Meeting and
                                                                        Proxy Statement relating thereto.

                                                                        Shareholder should mark, date this proxy and sign exactly as name(s) appears hereon and return in the enclosed envelope.
                                                                        If stock is held jointly, both owners should sign this
                                                                        proxy.  Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.
Signature:_________________________________________ Date:____________   Signature: _______________________________ Date:___________


               PLEASE NOTE THE RETURN OF THE MORNING TIMEFRAME:
                    THURSDAY, APRIL 23, 1998 AT 11:00 A.M.
                 SINCLAIR COMMUNITY COLLEGE, BLAIR AUDITORIUM
                                 DAYTON, OHIO






     Please mark
[X]  votes as in
     this example


            -------------------------------------------------------
            The Board recommends a vote FOR the following proposal.
            -------------------------------------------------------




1. Election of Directors to serve until the Annual Meeting in the year 1999.
   Nominees:  John C. Bogle, John G. Breen, William E. Hoglund, James G. Kaiser,
              Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Charles S. Mechem, Jr., Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson


                 FOR            WITHHELD
                 ALL            FROM ALL
                 NOMINEES       NOMINEES
                [_]               [_]




                                                            MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [_]


[_]____________________________________                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]
For all nominees except as noted above

                                                            Receipt is acknowledged of Notice of the Annual Meeting and Proxy
                                                            Statement relating thereto.

                                                            Shareholders should mark, date this proxy and sign exactly as name(s)
                                                            appears hereon and return in the enclosed envelope.  If stock is held jointly, both owners should sign this proxy.  Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.
Signature:_______________________________ Date:__________   Signature:___________________________________________ Date:___________


                       CONFIDENTIAL VOTING INSTRUCTIONS
               TO: FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE
                     UNDER THE MEAD SALARIED SAVINGS PLAN,
           UNDER THE MEAD SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                Annual Meeting of Shareholders: April 23, 1998

     As a participant in a Savings Plan, I hereby instruct the Trustee to vote (in person or by proxy) all Common Shares of THE MEAD CORPORATION which are credited to my account at the Annual Meeting of Mead to be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 23, 1998, at 11:00 a.m. and at any and all adjournments thereof, on the matters set forth herein, and, in the Trustee's discretion, on such other business as may properly come before the meeting.

     THIS DIRECTION IS BEING SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE UNDER THE MEAD SALARIED SAVINGS PLAN (MSS) AND, SEPARATELY, AS TRUSTEE UNDER THE MEAD SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES (BUP), THIS DIRECTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO INSTRUCTION IS INDICATED, THE TRUSTEE SHALL VOTE SUCH WHOLE SHARES IN THE SAME PORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED FROM OTHER PARTICIPANTS IN SUCH PLAN.

            (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)

                                                           -----------
                                                           SEE REVERSE
                                                               SIDE
                                                           -----------